EXHIBIT 99.1

CENTERPOINT ENERGY RESOURCES CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 10, 2022, CenterPoint Energy Resources Corp., a Delaware corporation (the “Seller”) and a wholly-owned subsidiary of CenterPoint Energy, Inc. (the “Company”), completed the sale (the “Disposition”) contemplated by the Asset Purchase Agreement (the “Purchase Agreement”) dated April 29, 2021, by and between Seller and Southern Col Midco, LLC, a Delaware limited liability company and an affiliate of Summit Utilities, Inc. (“Buyer”), pursuant to which Seller agreed to sell its Arkansas and Oklahoma regulated natural gas businesses (the “Business”) to Buyer. The purchase price for the Business was $2.150 billion, including recovery of $425 million of storm-related incremental natural gas costs incurred in February 2021 and subject to adjustment as set forth in the Purchase Agreement, including adjustments based on net working capital, regulatory assets and liabilities and capital expenditures at closing. The Disposition was considered an asset sale for tax purposes requiring the net deferred tax liabilities of approximately $129 million as of September 30, 2021 to be recognized in earnings at the closing of the Disposition; therefore, any deferred tax assets and liabilities within the Business were not included in the carrying amount of the assets and liabilities purchased by the Buyer.

The Disposition constitutes a significant disposition for the Seller for purposes of Item 2.01 of Current Report on Form 8-K. As a result, the following unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2021 and unaudited pro forma condensed combined statements of income for the year ended December 31, 2020 are presented as if the Disposition and related events had occurred on January 1, 2020. The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 is presented as if the Disposition and related events had occurred on September 30, 2021.

Although the Business met the held for sale criteria, the Disposition does not represent a strategic shift to the Seller as it will retain significant operations in, and will continue to invest in, its regulated natural gas businesses. Therefore, the assets and liabilities associated with the Disposition are not reflected as discontinued operations on the Seller’s Condensed Statements of Consolidated Income and the December 31, 2020 Condensed Consolidated Balance Sheet was not required to be recast for assets held for sale. Since the depreciation on the Business continued to be reflected in revenues through customer rates until the closing of the Disposition and is expected to be reflected in the carryover basis of the rate-regulated assets sold, the Seller continued to record depreciation on those assets through the closing of the Disposition.

The unaudited condensed combined pro forma financial statements are based on the historical financial statements prepared in accordance with U.S. generally accepted accounting principles and are presented based on information currently available. They are intended for informational purposes only and are not intended to represent the Seller’s financial position or results of operations had the Disposition and related events occurred on the dates indicated, or to project the Seller’s financial performance for any future period.

The unaudited pro forma consolidated financial statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the U.S. Securities and Exchange Commission on May 21, 2020, and should be read in conjunction with the following: (i) the accompanying notes to the unaudited pro forma condensed combined financial information; (ii) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and (iii) the unaudited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2021.

CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2021

	CERC Historical	Transaction Accounting Adjustments		CERC Pro Forma
	(in millions)
Current Assets:
Cash and cash equivalents	$—	$2,036	(a)	$2,036
Accounts receivable, net	146	—		146
Accrued unbilled revenues, net	92	—		92
Accounts and notes receivable–affiliated companies	15	—		15
Materials and supplies	78	—		78
Natural gas inventory	162	—		162
Current taxes receivable	4	—		4
Current assets held for sale	1,970	(1,970)	(b)	—
Prepaid expenses and other current assets	1,335	—		1,335

Total current assets	3,802	66		3,868

Property, Plant and Equipment:
Property, plant and equipment	7,726	—		7,726
Less: accumulated depreciation and amortization	2,049	—		2,049

Property, plant and equipment, net	5,677	—		5,677

Other Assets:
Goodwill	611	—		611
Regulatory assets	571	—		571
Other non-current assets	41	—		41

Total other assets	1,223	—		1,223

Total Assets	$10,702	$66		$10,768

CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET –

September 30, 2021 (continued)

	CERC Historical	Transaction Accounting Adjustments		CERC Pro Forma
	(in millions)
Current Liabilities:
Short-term borrowings	$7	$—		$7
Accounts payable	281	—		281
Accounts and notes payable–affiliated companies	55	—		55
Taxes accrued	74	423	(c)	497
Interest accrued	30	—		30
Customer deposits	65	—		65
Current liabilities held for sale	512	(512)	(b)	—
Other current liabilities	146	—		146

Total current liabilities	1,170	(89)		1,081

Other Liabilities:
Deferred income taxes, net	625	(129)	(d)	496
Benefit obligations	83	—		83
Regulatory liabilities	1,020	—		1,020
Other non-current liabilities	564	—		564

Total other liabilities	2,292	(129)		2,163

Long-Term Debt	4,465	—		4,465

Stockholder’s Equity:
Common stock	—	—		—
Additional paid-in capital	2,046	—		2,046
Retained earnings	719	284	(e)	1,003
Accumulated other comprehensive income	10	—		10

Total stockholder’s equity	2,775	284		3,059

Total Liabilities and Stockholder’s Equity	$10,702	$66		$10,768

CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

Nine Months Ended September 30, 2021

	CERC Historical	Transaction Accounting Adjustments			CERC Pro Forma
	(in millions)
Revenues:
Utility revenues	$2,189	$(324)	(f	)	$1,865
Non-utility revenues	49	—			49

Total	2,238	(324)			1,914

Expenses:
Utility natural gas	962	(138)	(f	)	824
Non-utility cost of revenues, including natural gas	16	—			16
Operation and maintenance	579	(99)	(f	)	480
Depreciation and amortization	242	(49)	(f	)	193
Taxes other than income taxes	141	(17)	(f	)	124

Total	1,940	(303)			1,637

Operating Income	298	(21)			277
Other Expense:
Interest expense and other finance charges	(73)	(2)	(f	)	(75)
Interest income	5	—			5
Gain on disposition	11	—			11
Other income (expense), net	(8)	(1)	(f	)	(9)

Total	(65)	(3)			(68)

Income From Continuing Operations Before Income Taxes	233	(24)			209
Income tax expense (benefit)	25	(5)	(j	)	20

Income From Continuing Operations	$208	$(19)			$189

CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

Year Ended December 31, 2020

	CERC Historical	Transaction Accounting Adjustments		CERC Pro Forma
	(in millions)
Revenues:
Utility revenues	$2,711	$(414)	(f)	$2,297
Non-utility revenues	52	—		52

Total	2,763	(414)		2,349

Expenses:
Utility natural gas	1,100	(155)	(f)	945
Non-utility cost of revenues, including natural gas	17	—		17
Operation and maintenance	798	(137)	(f)	724
		63	(g)
Depreciation and amortization	304	(63)	(f)	241
Taxes other than income taxes	182	(23)	(f)	159

Total	2,401	(315)		2,086

Operating Income	362	(99)		263

Other Expense:
Interest expense and other finance charges	(111)	—		(111)
Gain on disposition	—	578	(h)	578
Other expense, net	(7)	—		(7)

Total	(118)	578		460

Income From Continuing Operations Before Income Taxes	244	479		723
Income tax expense	97	294	(i)	366
		(25)	(j)

Income From Continuing Operations	$147	$210		$357

CENTERPOINT ENERGY RESOURCES CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1)	Basis of presentation

The unaudited pro forma condensed financial statements are based on the historical consolidated financial statements of the Seller as adjusted to give effect to the Disposition. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2021 and the year ended December 31, 2020 give effect to the Disposition as if it were completed on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the Disposition as if it were completed on September 30, 2021. The transaction accounting adjustments for the Disposition consist of those necessary to account for the Disposition.

(2)	Pro Forma Adjustments

The transaction accounting adjustments for the Disposition are based upon available information and certain assumptions that management believes are reasonable.

a.

Reflects estimated cash proceeds from the Disposition of $2,036 million, representing the gross sales price of $2,150 million less estimated transaction costs of $63 million, contractual adjustments of $29 million and $22 million paid to Buyer to be refunded to customers as part of the Arkansas Public Service Commission Docket 21-060-U.

b.	Reflects the assets and liabilities purchased by the Buyer in the Disposition.

c.	Reflects $423 million of current tax payable due to the recognition of tax gain on the Disposition.

d.	Reflects deferred tax benefit of $129 million due to the Disposition being recognized in earnings by Buyer as a result of the Disposition being treated as an asset sale for tax purposes.

e.	Reflects the adjustments to retained earnings as a result of the Disposition calculated as follows:

(in millions)
Estimated proceeds of the Disposition, net of transaction costs (1)	$2,036
Assets of the Businesses	(1,970)
Liabilities of the Businesses	512

Pre-tax gain of the Disposition	578
Current tax expense as a result of tax gain on the Disposition	(423)
Recognition of deferred tax benefit due to the Disposition	129

After-tax gain of the Disposition	$284

(1)	Reflects the estimated net proceeds received, inclusive of working capital and other customary adjustments, as if the Disposition had closed on September 30, 2021.

f.	Reflects the elimination of revenues and expenses representing the historical results of the Business as a result of the Disposition.

g.	Reflects estimated transaction costs of $63 million. These non-recurring costs are included in the 2020 pro forma results of operations.

h.	Reflects the pre-tax gain on the Disposition of $578 million. This non-recurring activity is included in the 2020 pro forma results of operations. See (e) for further information.

i.

Reflects the tax expense of $294 million on the gain on the Disposition, consisting of $423 million current tax payable less $129 million deferred tax benefit as if the Disposition occurred on January 1, 2020. This non-recurring activity is included in the 2020 pro forma results of operations.

j.

Reflects the income tax expense on the transaction accounting adjustments calculated using the statutory income tax rate of 24.8% and 25% for the Seller for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively. The assumed statutory tax rates do not take into account any possible future tax events that may impact the Seller.